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                                                                    EXHIBIT 12.1

                              ALASKA AIRLINES, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)

                                                2003          2002          2001            2000          1999
                                              ---------     ---------     ---------      ---------      --------
Earnings:
Income before income tax expense              $  11,838     $ (87,368)    $ (16,421)     $ (20,079)     $186,525

Less: Capitalized interest                       (1,484)       (2,051)       (7,459)       (13,799)      (10,380)
Add:
Interest on indebtedness                         45,164        46,261        47,432         36,043        16,339
Amortization of debt expense                        916           815           695            322           429
Amortization of capitalized interest              4,990         4,993         5,013          4,736         4,663
Portion of rent under long-term
  operating leases representative
  of an interest factor                          66,590        65,896        64,161         62,691        65,243
                                              ---------     ---------     ---------      ---------      --------
Earnings Available for Fixed Charges          $ 128,014     $  28,546     $  93,421      $  69,914      $262,819
                                              =========     =========     =========      =========      ========


Fixed Charges:
Interest on indebtedness                         45,164        46,261        47,432         36,043        16,339
Amortization of debt expense                        916           815           695            322           429
Portion of rent under long-term
  operating leases representative
  of an interest factor                          66,590        65,896        64,161         62,691        65,243
                                              ---------     ---------     ---------      ---------      --------
Total Fixed Charges                           $ 112,670     $ 112,972     $ 112,288       $ 99,056      $ 82,011
                                              =========     =========     =========       ========      ========
Ratio of Earnings to Fixed Charges                 1.14          0.25          0.83           0.71          3.20
                                              =========     =========     =========       ========      ========
Coverage deficiency                                   -     $  84,426     $  18,867       $ 29,142             -
                                              =========     =========     =========       ========      ========